Exhibit 23

                    Consent of Independent Public Accountants
                    -----------------------------------------

        As independent public accountants, we hereby consent to the incorporation by reference of our report for Thermedics Inc. dated February 12, 1998, included in or made a part of this Form 10-K, into the Company's previously filed Registration Statement No. 2-93746 on Form S-8, Registration Statement No. 33-00183 on Form S-8, Registration Statement No. 2-93747 on Form S-8, Registration Statement No. 33-8992 on Form S-8, Registration Statement No. 33-31621 on Form S-8, Registration Statement No. 33-9215 on Form S-8, Registration Statement No. 33-43707 on Form S-3, Registration Statement No. 33-40866 on Form S-3, Registration Statement No. 33-64070 on Form S-8, Registration Statement No. 33-86972 on Form S-8, Registration Statement No. 33-86974 on Form S-8, Registration Statement No. 033-65279 on Form S-8, Registration Statement No. 033-61435 on Form S-8, Registration No. 333-2149 on Form S-3, and Registration No. 333-32035 on Form S-3.



                                            Arthur Andersen LLP



    Boston, Massachusetts
    March 17, 1998